SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ___)

Filed by the registrant	☒
Filed by a party other than the registrant	☐

Check the appropriate box:

[	]	Preliminary proxy statement.
[	]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[	]	Definitive Proxy Statement.
☒		Definitive Additional Materials.
[	]	Soliciting Material Pursuant to §240.14a-12

IXIS ADVISOR FUNDS TRUST III

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒		No fee required.
[	]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[	]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

______________________________________________________________________________________

(3)	Filing Party:

(4)	Date Filed:

As one of the largest unvoted shareholders, your vote is important – Please vote today!

IXIS Moderate Diversified Portfolio & IXIS Equity Diversified Portfolio

January 30, 2007

Dear Shareholder:

To date we have not received your vote on a very important proposal being voted on by your Fund. As one of the largest un-voted shareholders, your vote is particularly critical to the Fund being able to conduct business at the adjourned Special Meeting of Shareholders, scheduled for February 6, 2007.

Please take a moment now to cast your vote so that your shares are represented.

After careful review and consideration, your Board of Trustees approved the proposal, as set forth in the proxy materials, and they believe that the proposal is in the best interest of each Fund’s shareholders. Accordingly they recommend that you also vote in favor of the proposal.

YOUR VOTE IS CRITICAL, because we need over 50% of all of your Fund’s shareholders to vote to either approve or reject the proposal. If you don’t vote there may not be enough votes to reach any conclusion on the proposal.

A new ballot is enclosed with this letter for your convenience. Please vote your proxy using one of the convenient methods that are outlined on your ballot or simply mark your vote on the enclosed ballot, sign and return it to us in the postage-paid envelope provided.

Should you have any questions regarding this information, please call 1-800-283-2519.

Thank you for your cooperation.

John T. Hailer, President

DON’T HESITATE, PLEASE VOTE TODAY!

NOBO

HN26-0107

As one of the largest unvoted shareholders, your vote is important – Please vote today!

IXIS Moderate Diversified Portfolio & IXIS Equity Diversified Portfolio

January 30, 2007

Dear Shareholder:

To date we have not received your vote on a very important proposal being voted on by your Fund. As one of the largest un-voted shareholders, your vote is particularly critical to the Fund being able to conduct business at the adjourned Special Meeting of Shareholders, scheduled for February 6, 2007.

Please take a moment now to cast your vote so that your shares are represented.

After careful review and consideration, your Board of Trustees approved the proposal, as set forth in the proxy materials, and they believe that the proposal is in the best interest of each Fund’s shareholders. Accordingly they recommend that you also vote in favor of the proposal.

YOUR VOTE IS CRITICAL, because we need over 50% of all of your Fund’s shareholders to vote to either approve or reject the proposal. If you don’t vote there may not be enough votes to reach any conclusion on the proposal.

A new ballot is enclosed with this letter for your convenience. Please vote your proxy using one of the convenient methods that are outlined on your ballot or simply mark your vote on the enclosed ballot, sign and return it to us in the postage-paid envelope provided.

Should you have any questions regarding this information, please call 1-800-283-2519 ext. 112.

Thank you for your cooperation.

John T. Hailer, President

DON’T HESITATE, PLEASE VOTE TODAY!

OBO

HN26-0107